UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	001-34386	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of China Education Alliance, Inc. (the “Company”) occurred on December 20, 2010. The following actions were voted upon at the Annual Meeting:

(a)
The Company’s shareholders elected James Hsu, Liansheng Zhang and Yizhao Zhang to serve as Class I directors of the Board until the annual meeting of stockholders in 2011 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The Company’s shareholders elected Xiqun Yu and Zibing Pan to serve as Class II directors of the Board until the annual meeting of stockholders in 2012 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
James Hsu	18,462,511	1,303,995	N/A	N/A
Liansheng Zhang	18,382,845	1,383,661	N/A	N/A
Yizhao Zhang	18,383,945	1,382,561	N/A	N/A
Xiqun Yu	18,458,045	1,308,461	N/A	N/A
Zibing Pan	18,382,875	1,383,631	N/A	N/A

(b)
The Company’s shareholders ratified the appointment of Sherb & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, with 24,974,087 votes for, 1,087,643 votes against, and 75,260 abstentions and broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.
Dated: December 21, 2010
	By:	/s/ Zibing Pan
	Name:	Zibing Pan
	Title:	Chief Financial Officer